UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: July 22, 2019
(Date of earliest event reported)
LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ¨

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN LOGI	SIX Swiss Exchange Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer
On April 29, 2019, Logitech International S.A. (“Logitech” or the “Company”) filed a Current Report on Form 8-K that reported that Nate Olmstead was appointed as interim Chief Financial Officer and principal financial officer, effective as of June 1, 2019, and on May 3, 2019, Logitech filed an amendment to such Current Report on Form 8-K/A that reported that Mr. Olmstead was appointed as principal accounting officer, which became effective following the filing of Logitech’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019.
On July 22, 2019, Logitech’s board of directors promoted Nate Olmstead from interim Chief Financial Officer to the Company’s full-time Chief Financial Officer, reporting to Bracken Darrell, Logitech’s President and Chief Executive Officer.
As Logitech’s Chief Financial Officer, Mr. Olmstead will continue to serve as Logitech’s principal financial officer and principal accounting officer and will be a member of the Group Management Team and an executive officer of the Company.
Compensatory Arrangements for New Chief Financial Officer
The material compensatory terms of Mr. Olmstead’s employment with Logitech Inc., the Company’s subsidiary, are, in addition to his compensation as interim Chief Financial Officer as described in the Current Report on Form 8-K/A filed on May 3, 2019, as follows:

•
Mr. Olmstead’s annual base salary will be $455,000, and he will be eligible to participate in Logitech’s Management Performance Bonus Plan with a discretionary target bonus percentage equal to 80% of his annual base salary.

•
Mr. Olmstead will be granted the following equity incentives:
•    Restricted stock units with a grant value of $1,000,000 (to be converted to a number of Logitech shares based on the closing price per share of Logitech’s registered shares on the Nasdaq Global Select Market on the date of grant, August 15, 2019, rounded up to the nearest whole share) that will vest over four years, with one-third of the units vesting on each of the second, third and fourth anniversaries of the grant date.

•    Restricted stock units with a grant value of $560,000 (to be converted to a number of Logitech shares based on the closing price per share of Logitech’s registered shares on the Nasdaq Global Select Market on the date of grant, August 15, 2019, rounded up to the nearest whole share) that will vest over four years, with one quarter of the units vesting annually on each of the first four anniversaries of the grant date.

•    Performance share units with a grant value of $840,000 (the target number of Logitech shares to be determined based on the closing price per share of Logitech’s registered shares on the Nasdaq Global Select Market on the date of grant, August 15, 2019, rounded up to the nearest whole share) that will vest on the third anniversary of the grant date and will vest in a range from 0% to 200% of the target number of shares depending on our corporate performance, as measured by: (i) three-year weighted average revenue growth measured in constant currency over the performance period from April 1, 2019 to March 31, 2022; (ii) a modifier based on Logitech’s relative total shareholder return (“TSR”) against the Nasdaq-100 Index, or TSR rank, over the three-year performance period; and (iii) a “gate” that requires achievement of a minimum level of cumulative Non-GAAP operating income over the three-year performance period for any award to vest.
The grants will be made pursuant to Logitech’s 2006 Stock Incentive Plan, as amended, and forms of agreement adopted under that Plan.

Logitech entered into an Employment Agreement with Mr. Olmstead as of July 22, 2019, providing for a nine-month notice period (other than in the case of termination for cause by the Company), during which Mr. Olmstead could continue his employment with the Company and would continue to receive his standard salary and bonus compensation, equity vesting and other benefits during that continued employment period.  A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached Employment Agreement.

Mr. Olmstead will also be entitled to participate in the compensation and benefit programs generally available to Logitech’s executive officers in the United States.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Logitech Inc. and Nathan Olmstead dated July 22, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.
/s/ Bryan Ko
Bryan Ko
General Counsel and Corporate Secretary

July 22, 2019